UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 9, 2007

WITS BASIN PRECIOUS MINERALS INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-12401	84-1236619
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN 55402-8773
(Address of principal executive offices) (Zip Code)

(612) 349-5277
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a) Adoption of 2007 Stock Incentive Plan. On March 9, 2007, the board of directors of Wits Basin Precious Minerals, Inc. (the “Company”) adopted and approved the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) and reserved 5,000,000 shares of the Company’s common stock for issuance under the 2007 Plan. A brief description of the 2007 Plan is set forth below. A copy of the 2007 Plan is filed as an exhibit to this current report, which is incorporated herein by reference.

General

The 2007 Plan provides for the issuance of incentives in the following forms: (i) incentive and non-statutory stock options; (ii) stock-appreciation rights (commonly referred to as “SARs”); (iii) restricted stock; (iv) stock awards; and (v) performance awards (i.e., performance shares and performance units). Employees, officers, directors, and key consultants to the Company (including its subsidiaries and affiliates) are eligible to receive incentives under the 2007 Plan.

Administration

The 2007 Plan is to be administered by the board of directors or through the Company’s compensation committee (the “Administrator”), which shall be composed entirely of non-employee directors who are intended to meet the criteria of “outside director” under Code Section 162(m) and “non-employee director” under Section 16 of the Securities Exchange Act of 1934. The Administrator selects the officers and key employees who receive options or awards, the form of those awards, the number of shares or dollar targets of the options or awards and all terms and conditions of the options or awards. The Administrator also certifies the level of attainment of performance targets. The Company’s chief executive officer may, on a discretionary basis and without committee review or approval, grant options to purchase up to 5,000 shares each to new employees of the Company who are not officers of the Company. Such discretionary option grants shall not exceed 25,000 shares in total in any fiscal year.

Maximum Stock Award Levels

The maximum number of shares available for awards under the 2007 Plan is 5,000,000. No individual participant may be granted stock options and SARs in any single fiscal year during the term of the 2007 Plan in respect of more than 4,000,000 shares of common stock.

Types of Incentives

Stock Options. The Administrator may grant non-qualified and incentive stock options to eligible participants to purchase shares of common stock from the Company. The 2007 Plan confers on the Administrator discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than 100% of the fair market value of the stock on the date of grant, with limited exceptions for awards that satisfy the requirements for deferred compensation under Section 409A of the Internal Revenue Code. The maximum term of options under the 2007 Plan is ten years.

Stock Appreciation Rights. A stock-appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the committee at the time of grant. The Administrator has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR.

Restricted Stock and Restricted Stock Units. The Administrator may also grant shares of restricted stock that are subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the Administrator. Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse (i.e., the restricted stock will be forfeited).

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Administrator.

Performance Awards. The Administrator may grant performance units or performance shares. Performance units entitle the participant to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and the other terms and conditions thereof are satisfied. Performance shares entitle the participant to receive a specified number of shares of common stock, or the equivalent cash value, if the performance goals specified in the award are achieved and other terms are satisfied.

Transferability of Incentives

Incentives granted under the 2007 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2007 Plan or the incentive, or (in the case of a stock option or an SAR) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Nevertheless, stock options and SARs may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively referred to as “family members”), to trusts for the benefit of such family members, to partnerships or limited liability companies in which family members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3).

Effect of Certain Corporate Events

Unless otherwise provided in the agreement for an incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the compensation committee (collectively referred to herein as a “transaction”), the Administrator shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:

•
terminating the 2007 Plan and all incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of common stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) granting the holders of performance shares and/or SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; and (iii) treating holders of any incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the committee;

•
providing that participants holding outstanding vested common stock-based incentives shall receive, with respect to each share of common stock issuable pursuant to such incentives as of the effective date of any such transaction, at the determination of the committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction;

•
providing that the 2007 Plan (or a replacement plan) shall continue with respect to incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction; and

•
providing that all unvested, unearned or restricted incentives shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any incentive.

In addition, the committee may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Code or any other applicable law or regulation.

Duration, Amendment and Termination

The board of directors may amend or discontinue the 2007 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof.

(b) Stock Option Grant to Stephen D. King. On March 9, 2007, the Company issued a ten-year option to Stephen D. King to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $1.02 per share, the fair market value of the Company’s common stock on the date of grant, in consideration for his services as chief executive officer of the Company. The option vests in six equal annual installments commencing on the first anniversary of the grant date. Under certain circumstances the vesting of the option shall be accelerated, in part: (a) upon the completion of a merger between the Company (or a subsidiary of the Company formed for that purpose) and Easyknit Enterprises Holdings Limited (or a subsidiary of Easyknit Enterprises Holdings Limited formed for that purpose) the then last remaining annual installment shall immediately vest and (b) upon the completion of each material acquisition of mining related assets by the Company the then last remaining annual installment shall immediately vest, provided that, the board of directors of the Company, in its sole discretion, shall determine whether an acquisition is “material”. In the event the Company attempts to obtain listing of its common stock on a stock exchange and such stock exchange, as a condition to listing (to be determined in the sole discretion of the board of directors of the Company), requires that the Company reduce the number of shares issued to Mr. King pursuant to the option, the Company shall be entitled to reduce the number of shares accordingly to obtain listing on that exchange, provided that the shares are not then vested.

The Company entered into a stock option agreement with Mr. King dated March 9, 2007 memorializing the terms of the option grant and providing other standard option terms. A copy of the stock option agreement is attached as Exhibit 10.2 hereto, which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	2007 Stock Incentive Plan
10.2	Stock Option Agreement between the Company and Stephen D. King dated March 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WITS BASIN PRECIOUS MINERALS INC.

Date: March 15, 2007	By: /s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer

EXHIBIT INDEX

10.1	2007 Stock Incentive Plan
10.2	Stock Option Agreement between the Company and Stephen D. King dated March 9, 2007